                                MAIL-WELL, INC.
                             23 INVERNESS WAY EAST
                           ENGLEWOOD, COLORADO 80112
                                (303) 790-8023

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 7, 1997


TO THE STOCKHOLDERS OF MAIL-WELL, INC.:

     Notice is hereby given that the Annual Meeting of Stockholders of Mail-Well, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 7, 1997, at 8:30 a.m. at the Brown Palace Hotel, 321 17th Street, Denver, Colorado, for the following purposes:

     1. To elect eight directors of the Company to hold office until the next annual meeting of stockholders or until their respective successors are duly elected and qualified;

     2. To ratify the selection of Deloitte & Touche L.L.P., independent auditors, as auditors of the Company for the year ending December 31, 1997;

     3.  To approve the Company's 1996 Directors' Stock Option Plan;

     4. To approve the change in the Company's state of incorporation from Delaware to Colorado.

     5. To approve an increase in the Company's authorized common stock from 15,000,000 shares to 30,000,000 shares;

     6. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The names of the nominees for directors are set forth in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on April 1, 1996, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

     A copy of the Company's 1996 Annual Report to Shareholders, which includes the Company's consolidated financial statements, was mailed with this Notice on or about April 4, 1997, to all stockholders of record on the record date. The officers and directors of the Company cordially invite you to attend the Annual Meeting.

     Whether or not you expect to attend the Annual Meeting, you should complete, date and sign the enclosed form of proxy card and mail it promptly in the enclosed postage prepaid envelope. The proxy must be signed and returned in order to be counted.

                                By Order of the Board of Directors,



                                Roger Wertheimer
                                Vice President-General Counsel and Secretary

Englewood, Colorado
April 4, 1997

                                MAIL-WELL, INC.
                             23 INVERNESS WAY EAST
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 7, 1997

INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Mail-Well, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held on Wednesday, May 7, 1997 (the "Annual Meeting"). The enclosed proxy is solicited by the Board of Directors of the Company. The proxy materials were mailed on or about April 4, 1997, to the stockholders of record at the close of business on April 1, 1997 (the "Record Date").

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of the Company's common stock (the "Common Stock"). In addition to the use of the mail, proxies may be solicited by personal interview, telephone or telegraph by certain employees of the Company. The Company will bear any costs relating to such solicitations by Company personnel. The Company has arranged for American Securities Transfer, Inc. ("AST") to serve as its agent to coordinate and oversee the return of proxy cards.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 12,498,645 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which stockholders may vote. There is no cumulative voting in the election of directors.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is exercised. It may be revoked by (i) filing a written notice of revocation with the Secretary of the Company at the Company's principal executive offices, 23 Inverness Way East, Suite 160, Englewood, Colorado 80112, (ii) duly executing and delivering a proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

SUMMARY OF PROPOSALS

     Stockholders will be asked to vote upon the following proposals at the Annual Meeting:

     1.  Election of the following eight persons to the Board of Directors:
Gerald F. Mahoney, Robert J. Terry, Frank J. Hevrdejs, Susan O. Rheney, Frank P. Diassi, J. Bruce Duty, Jerome W. Pickholz and W. Thomas Stephens. General information concerning these persons is found beginning on page 2 of this Proxy Statement.

     2. Ratification of the selection of Deloitte & Touche L.L.P. as independent auditors for the Company for 1997. This proposal is described on page 17 of this Proxy Statement.

     3. Approval of the Company's 1996 Directors' Stock Option Plan which provides for the grant of stock options for 2,000 shares of Common Stock annually to non-employee directors of the Company upon election to the Board. This proposal is described beginning on page 17 of this Proxy Statement and the plan and form of stock option agreement are attached hereto as Exhibits A and B, respectively.

     4. Approval of a change in the Company's state of incorporation from Delaware to Colorado which will be accomplished through the merger of the Company into a Colorado corporation which is a wholly owned subsidiary of the Company ("New Corporation"). The Articles of Incorporation and Bylaws of New Corporation will be similar to those of the Company in all material respects and, together with Colorado law, will provide for substantially the same protection to Company stockholders. Approval of this proposal will constitute approval of the proposed merger and approval of New Corporation's Articles of Incorporation attached hereto as Exhibit C. This proposal, including reasons for the reincorporation, description of the plan of merger, comparison of stockholders' rights under Delaware law and Colorado law, and tax consequences are described beginning on page 19 of this Proxy Statement.

     5. Approval of an increase in the Company's authorized Common Stock from 15,000,000 shares to 30,000,000 shares. This proposal is described on page 25.

                 INFORMATION CONCERNING DIRECTORS AND NOMINEES

     The names, ages (as of December 31, 1996), positions with the Company and the business experience over the past five years of each of the Board nominees is set forth below. Each director has served continuously with the Company since his or her first election as indicated below.

                                                                          Director
Name                             Age            Position(s)                Since
-------------------------------  ---  -------------------------------     --------

 Gerald F. Mahoney                53  Director, Chairman of the Board         1994
                                      and Chief Executive Officer

 Robert J. Terry                  56  Director, President and Chief           1994
                                      Operating Officer

 Frank J. Hevrdejs (2)            51  Director                                1993

 Susan O. Rheney (1)(3)           37  Director                                1993

 Frank P. Diassi (2)              64  Director                                1994

 J. Bruce Duty (1)(2)             45  Director                                1994

 Jerome W. Pickholz (1)(3)        64  Director                                1994

 W. Thomas Stephens (3)           54  Director                                1996
--------------------------

(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Nominating Committee.

     GERALD F. MAHONEY has been a director, Chairman of the Board and Chief Executive Officer of the Company since February 1994. He was Chairman of the Board, President and Chief Executive Officer of Pavey Envelope & Tag Corp., from January 1991 until it became a subsidiary of the Company in February 1994. From January 1990 to the present, he has also served as President of Saddle River Capital, an investment banking firm. Mr. Mahoney devotes substantially all of his time to the Company in his capacity as Chairman and CEO. From June 1987 to September 1989, Mr. Mahoney served as President of Transkrit Corp., a business forms manufacturing company.

     ROBERT J. TERRY has been a director, President and Chief Operating Officer of the Company since February 1994. He originally joined GP Envelope, the Company's predecessor, in May 1964. Mr. Terry served as Executive Vice President of the Mail-Well Envelope Division of Georgia-Pacific from December 1991 to February 1994, and served as Regional Vice President of Butler Paper Company, a subsidiary of Georgia-Pacific, and as Vice President of Georgia-Pacific's Mail-Well Envelope Division prior to that time. Mr. Terry has served on the Board of the Envelope Manufacturers Association from 1992 to 1966, and currently serves on the Board of the Denver Better Business Bureau.

     FRANK J. HEVRDEJS has been a director of the Company since its inception in November 1993. In 1982, Mr. Hevrdejs co-founded The Sterling Group, Inc., a major management buyout company. Mr. Hevrdejs is principal and president of The Sterling Group, Inc. Additionally, he is Chairman of First Sterling Ventures Corp., an investment company, Endoro Holdings, Inc., a structural and electrical manufacturing company, and Fibreglass Holdings, Inc., a truck accessory manufacturer. He is also a board member and a member of the executive committee of Purina Mills, Inc., an animal feed producer, and a board member of Eagle
U.S.A., an air-freight company.   Mr. Hevrdejs serves as Chairman of the
Compensation Committee of the Board of Directors.

     SUSAN O. RHENEY has been a director of the Company since its inception in November 1993. She has been a principal of The Sterling Group, Inc. since 1992. Ms. Rheney worked as an independent financial consultant from December 1990 to January 1992. Prior to that time, from June 1987 to November 1990, she was an associate with The Sterling Group, Inc. Ms. Rheney is also a director of Texas Petrochemicals Corporation, a producer of specialty chemicals. Ms. Rheney serves as Chairwoman of the Audit Committee and a member of the Nominating Committee of the Board of Directors.

     FRANK P. DIASSI has been a director of the Company since February 1994. He is currently managing general partner of the Unicorn Group, an investment company. He organized the Unicorn Group in 1982 and has originated investments in over 39 entrepreneurial companies. His primary area of interest is in chemical and related industries. Since August 1996, Mr. Diassi has been Chairman of Sterling Chemicals, Inc., a manufacturer of commodity petrochemicals and chemicals primarily in the pulp and paper industry. He was a founding director of Arcadian Corporation, the largest nitrogen fertilizer company in North America. Mr. Diassi was director and Chairman of the Finance Committee of Arcadian Corporation from 1989 to 1994. Mr. Diassi serves as a member of the Compensation Committee of the Board of Directors.

     J. BRUCE DUTY has been a director of the Company since February 1994.
Since July 1993 he has been Senior Vice President of Capital Southwest Corporation, a venture capital investment firm. From July 1982 to June 1993, he was Vice President of Capital Southwest Corporation. Mr. Duty serves as a member of both the Audit and Compensation Committees of the Board of Directors.

     JEROME W. PICKHOLZ has been a director of the Company since June 1994. From 1978 to 1994, he was Chief Executive Officer of Ogilvy & Mather Direct Worldwide, a direct advertising agency. From 1994 to June 1995, he served as Chairman of the Board of Ogilvy & Mather Direct Worldwide. Since January 1996, Mr. Pickholz has served as founder and Chairman of Pickholz, Tweedy, Cowan, L.L.C., a marketing communications company. Mr. Pickholz serves as a member of the Audit Committee and the Nominating Committee of the Board of Directors.

     W. THOMAS STEPHENS has been a director of the Company since March 1996. Since September 1996, Mr. Stephens has been retired from Schuller Corporation. From 1986 to September 1996, he served as Chief Executive Officer and President of Schuller Corporation (formerly known as Manville Corporation), a building and forest products materials company. Mr. Stephens also served as Chairman of Schuller Corporation from June 1990 to September 1996, and as Executive Vice President and CFO from 1984 to 1986. Mr. Stephens serves as a director on the boards of Public Service of Colorado, a utility company, and Stillwater Mining Company, a mining company. Mr. Stephens is a trustee of the Eagle-Picher Trust. Mr. Stephens serves as Chairman of the Nominating Committee of the Board of Directors.

BOARD AND COMMITTEE MEETINGS

     During 1996, the Board met on 6 occasions (4 regular meetings and 2 special meetings). All other actions taken by the Board during 1996, were accomplished by means of unanimous written consent. During 1996 all directors, except J. Virgil Waggoner, attended at least 75% of the meetings of the Board and of the committees of the Board on which they were members. Mr. Waggoner attended 66.7% of the Board meetings and all committee meetings. The Board has an Audit Committee, a Compensation Committee, and a Nominating Committee.

     The Audit Committee meets with the Company's independent auditors annually to review the results of the annual audit and discuss the financial statements. The committee also recommends to the Board the independent auditors to be retained; receives and considers the auditor's comments as to controls and adequacy of staff, and management performance and procedures in connection with audit and financial controls; reviews the system of internal controls and compliance with policies regarding business conduct; and other related matters. The Audit Committee, which is currently comprised of Ms. Susan O. Rheney (Chairwoman) and Messrs. Duty and Pickholz, met 2 times during 1996.

     The Compensation Committee is responsible for the compensation arrangements of senior management and for the administration of the Company's stock option plans. The Committee makes recommendations concerning salaries, incentive compensation and stock options to officers and directors, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. See "Compensation Committee Report on Executive Compensation." The Committee is currently comprised of Messrs. Hevrdejs (Chairman), Diassi and Duty. Mr. J. Virgil Waggoner, who was replaced by Mr. J. Bruce Duty, served as a member of the Compensation Committee during 1996. The Compensation Committee met 2 times during 1996.

     The Nominating Committee determines the nominees for election to the Board. The Nominating Committee was established in November 1996. Prior to that time, nominees for the Board were determined by the entire Board. Mr. Stephens is Chairman and Mr. Pickholz and Ms. Rheney are members of the Nominating Committee.

DIRECTOR COMPENSATION

     Each director of the Company who is not an employee of the Company or its subsidiaries receives an annual retainer of $10,000. In addition, each non-employee director of the Company receives $1,000 for each regular meeting of the Board attended and $500 for each Committee meeting of the Board attended. Directors who are also employees of the Company do not receive compensation for their service on the Board.

     Non-employee directors may also receive stock options for shares of Common Stock pursuant to the 1996 Directors' Stock Option Plan. Stockholders are being asked to approve this plan, more fully described at "Proposal 3" below, at the Annual Meeting. Subject to stockholder approval of the plan, each of the Company's six non-employee directors were granted options for 2,000 shares of Common Stock to be effective as of May 8, 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee determined the compensation for the Company's executive officers for 1996 and granted stock options in 1996 under the 1994 Mail-Well, Inc. Stock Option Plan (the "1994 Plan"). Mr. Hevrdejs, a director and chairman of the Compensation Committee, is an officer, principal and president of The Sterling Group, Inc. ("Sterling"), an investor group which assisted in the formation of the Company.

     In connection with the acquisition of American Envelope Company, Sterling purchased 118,926 shares of Common Stock at a price of $3.96 per share, the same price at which all shares were sold by the Company on the closing date of such acquisition. The Company then registered 184,730 shares of Common Stock for sale to certain employees of the Company, of which 123,740 shares were sold.
The Company used a portion of the proceeds of the sale of these shares to repurchase shares of Common Stock from Sterling at the same price per share as the shares of Common Stock offered in the acquisition.

     In connection with the acquisitions of American Envelope Company, Graphic Arts Center, Inc. and Supremex, Inc., the Company entered into agreements with Sterling pursuant to which Sterling provided consulting and advisory services with respect to structuring the acquisitions, the financing and refinancing thereof, employee benefit and compensation arrangements and other matters. Each agreement also provided for the reimbursement of Sterling's expenses and the Company's indemnification of Sterling against liabilities related to Sterling's services. The one time transaction fees paid to Sterling at the closing of the acquisitions of American Envelope Company, Graphic Arts Center, Inc. and Supremex, Inc., respectively, were $1,000,000, $810,000 and $650,000.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, there were 12,498,645 shares of Common Stock outstanding held of record by 369 stockholders. The following table sets forth as of March 14, 1997, the number and percentage of outstanding shares of Common Stock beneficially owned by (a) each person known by the Company to beneficially own more than 5% of the outstanding Common Stock, (b) each current director of the Company, and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to the Common Stock owned.

                                                      Amount and Nature        Percentage
                                                   of Beneficial Ownership   of Outstanding
     Name and Address of Beneficial Owner             of Common Stock(1)      Common Stock
------------------------------------------------  ------------------------  ---------------

Gerald F. Mahoney (2)                                       680,750              5.4%
23 Inverness Way East
Englewood, Colorado 80112

Robert J. Terry (3)                                         122,382              1.0%
23 Inverness Way East
Englewood, Colorado 80112

Frank J. Hevrdejs (4)(5)                         745,067              6.0%
Eight Greenway Plaza, Suite 702
Houston, Texas 77046

Susan O. Rheney (4)(6)                            71,559              0.6%
Eight Greenway Plaza, Suite 702
Houston, Texas 77046

Frank P. Diassi (4)(7)                           510,952              4.1%
6 Commerce Drive
Cranford, New Jersey 07016

J. Virgil Waggoner (4)                           117,674              0.9%
1200 Smith Street, Suite 1900
Houston, Texas 77002

J. Bruce Duty (4)(8)                               2,000                *
12900 Preston Road, Suite 700
Dallas, Texas 75230

Jerome W. Pickholz (4)(9)                         23,297              0.2%
150 East 69th Street
New York, New York 10021

W. Thomas Stephens (4)                             7,000                *
3333 E. Platte Avenue
Littleton, Colorado 80121

All executive officers and directors of the
Company as a group (12 persons)                2,376,540             19.0%

Capital Southwest Corporation                    694,063              5.6%
12900 Preston Road, Suite 700
Dallas, Texas 75230

FMR Corp.                                        697,900              5.6%
82 Devonshire Street
Boston, Massachusetts  02109

Spears Benzak                                  1,027,000              8.2%
45 Rockefeller Plaza
New York, New York 10111


Zesiger Capital Group                                      699,500              5.6%
320 Park Avenue
New York, New York 10022

Marvin C. Schwartz (10)                                    659,000              5.3%
c/o Neuberger & Berman
605 Third Avenue
New York, New York 10158-3698

M-W Corp. Employee Stock Ownership Plan (11)             1,298,847             10.4%
23 Inverness Way East
Englewood, Colorado 80112
__________________________

*Less than 0.1%.

(1) Unless otherwise noted, each stockholder has direct ownership and sole voting and investment power with respect to the indicated shares of Common Stock.
(2) Includes 276,092 shares held by Mr. Mahoney's wife, 15,572 shares held by two trusts for his children of which Mr. Mahoney is trustee, stock options for 21,315 shares exercisable within 60 days of the Record Date, 1,434 shares allocated to Mr. Mahoney in 1994 and 1995 under the Company's Employee Stock Ownership Plan (the "ESOP") and approximately 445 shares to be allocated under the ESOP to Mr. Mahoney for 1996.
(3) Includes 26,558 shares held jointly by Mr. Terry's wife, 54,676 shares held in an individual retirement account for Mr. Terry's benefit, stock options for 17,053 shares exercisable within 60 days of the Record Date, 1,299 shares allocated under the ESOP to Mr. Terry in 1994 and 1995 and approximately 456 shares to be allocated under the ESOP to Mr. Terry for 1996.
(4) Includes stock options for 2,000 shares exercisable within 60 days of the Record Date.
(5) Includes 700 shares held by Mr. Hevrdejs' wife and 94,819 shares held by First Sterling, of which Mr. Hevrdejs is Chairman of the Board and owner of 50% of the outstanding shares of capital stock. Mr. Hevrdejs shares voting and investment powers with respect to the First Sterling shares.
(6)  Held by the Rheney Living Trust of which Ms. Rheney is a trustee.
(7) Includes 23,132 shares held by two trusts of which members of Mr. Diassi's immediate family are beneficiaries, 325,813 shares held by Winged Lion Holdings II L.L.C., which is controlled by Mr. Diassi as general partner of the Unicorn Group, and 160,007 shares held jointly with Mr. Diassi's wife.
(8) Includes 2,000 shares held by Mr. Duty as custodian for minor children. Excludes 694,063 shares held by Capital Southwest Corporation. Mr. Duty is Senior Vice President and shareholder of Capital Southwest. Mr. Duty disclaims beneficial ownership of shares of common stock owned by Capital Southwest.
(9) Includes 1,898 shares held by the Jerome W. Pickholz Defined Benefit Pension Trust of which Mr. Pickholz is a trustee and beneficiary.
(10) Includes 353,000 shares held by members of Mr. Schwartz's family; 42,300 shares owned by an individual account which is managed by Mr. Schwartz; and 93,900 shares owned by the Neuberger & Berman Profit Sharing Trust of which Mr. Schwartz is sole trustee.
(11) The Trustee of the ESOP (the "ESOP Trustee") will vote all shares held by the ESOP pursuant to the direction of the Board of Directors or a committee designated by the Board of Directors, except that participants are entitled to direct the ESOP Trustee to vote the shares allocated to their accounts with respect to the approval or disapproval of any corporate merger, consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all assets of a trade or business or such similar transaction as may be prescribed in the regulations under the Internal Revenue Code of 1986, as amended. 3,461 shares were allocated under the ESOP to executive officers in 1994 and 1995 and approximately 1,535 shares will be allocated under the ESOP to executive officers for 1996.


                 EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     Following are descriptions of the Company's executive officers, including age (as of December 31, 1996), positions with the Company and the business experience of each during the past five years. The officers hold office until their successors are appointed by the Board of Directors.

Name                    Age                      Position(s)
----------------------  ---  ---------------------------------------------------

Gerald F. Mahoney(1)     53  Chairman and Chief Executive Officer
Robert J. Terry(1)       56  President and Chief Operating Officer
Paul V. Reilly           44  Vice President--Finance and Chief Financial Officer
Jana L. Brown            45  Vice President--Controller
Roger Wertheimer         37  Vice President--General Counsel and Secretary
--------------------------

(1) See "Information Concerning Directors and Nominees" above for a biographical summary.

     PAUL V. REILLY has been Vice President--Finance and Chief Financial Officer of the Company since June 1995. Mr. Reilly spent 14 years with Polychrome Corporation, a prepress supplier to the printing industry, where he held a number of positions including Assistant Corporate Treasurer, Corporate Treasurer, Vice President and Chief Financial Officer, and General Manager of United States Operations. During 1994 and 1995, Mr. Reilly worked with Saddle River Capital, an investment banking firm which purchased and managed small businesses, and more recently as Vice President with a direct marketer of educational materials. Mr. Reilly is a Certified Public Accountant.

     JANA L. BROWN has been Vice President-Controller of the Company since June 1995. From February 1994 to June 1995, Ms. Brown served as Vice President of Finance of the Company. She joined GP Envelope as Division Controller in December 1990. Previously, she served as Controller for a Georgia-Pacific subsidiary, Hopper Paper, from January 1988 to November 1990, and as a Controller for Georgia-Pacific container plant in West Monroe, Louisiana, from May 1986 to December 1987.

     ROGER WERTHEIMER has been Vice President-General Counsel and Secretary of the Company since February 1995. Mr. Wertheimer has been engaged in the practice of law since 1984. He previously served as Corporate Counsel for PACE Membership Warehouse, Inc., from 1988 to 1994 and practiced as a private legal practitioner from March 1994 until February 1995, when he joined the Company.

EXECUTIVE COMPENSATION

     The following summary compensation table sets forth information concerning all compensation received for services rendered for the years ended December 31, 1996, 1995, and 1994 by the Company's Chief Executive Officer and by the four most highly compensated executive officers who were serving as executive officers at the end of 1996 and whose total annual salary and bonus exceeded $100,000.

                                                    SUMMARY COMPENSATION TABLE

                                                                                                    Long-term
                                                                                                   Compensation
                                          Annual Compensation                             ---------------------------
                                 --------------------------------------                                   Securities
                                                              Other           All         Restricted      Underlying
                                                           Annual Com-     Other Com-        Stock         Options
                                        Salary    Bonus     pensation      pensation       Award(s)         /SARs
Name and Principal Position      Year     $        $(2)       ($)           ($)(3)           ($)           (#)(4)
-------------------------------  ----  --------  --------  -----------      -------      ----------        -------
Gerald F. Mahoney                1996   250,000   137,500        (1)          7,138          37,662         20,000
Chairman of the Board and        1995   200,000   135,200        (1)          4,700             -0-         42,630
Chief Executive Officer          1994   180,000    84,200        (1)          6,018             -0-            -0-

Robert J. Terry                  1996   200,000   100,000        (1)          7,158          18,831         12,500
President and                    1995   175,000   100,200        (1)         10,890             -0-         34,104
Chief Operating Officer          1994   160,000    68,200        (1)         10,238             -0-            -0-

Paul V. Reilly (5)               1996   150,000    80,000        (1)         11,648           7,369         10,000
Vice President--Finance          1995   135,000    35,000        (1)        121,539             -0-         12,789
Chief Financial Officer

Jana L. Brown                    1996    97,750    29,300        (1)          7,129           3,013            -0-
Vice President--Controller       1995    93,000    30,100        (1)         14,984             -0-          7,105
                                 1994    85,000    19,800        (1)          2,328             -0-            -0-

Roger Wertheimer                 1996   118,000    29,500        (1)          5,175           3,766          2,500
Vice President,                  1995   110,000    25,100        (1)          4,971             -0-          9,947
General Counsel and Secretary

__________________________

(1) None of the executive officers has received perquisites, the value of which exceeded the lesser of either $50,000 or 10% of the total salary and bonus.

(2) Bonus amounts are shown for the year earned and are paid in the following year.

(3) All other compensation amounts reported in this column for 1996 are comprised of the following items:

                                    Tax          401(k) Company      Profit
                               Reimbursement  Matching Contribution  Sharing
                               -------------  ---------------------  -------
          Gerald F. Mahoney           $1,983                 $4,750     $405
          Robert J. Terry              2,003                  4,750      405
          Paul V. Reilly               5,148                    -0-      -0-
          Jana L. Brown                1,974                  4,750      405
          Roger Wertheimer             2,225                  2,950      -0-

     Profit Sharing amounts are shown for the year earned and are paid in the following year.

(4) The number of stock options to be granted in 1997 pursuant to the 1994 Plan for 1996 compensation has not yet been determined by the Compensation Committee. Such options will be included in next year's proxy statement.
(5) All Other Compensation for Mr. Reilly in 1996 includes $6,500 for a relocation allowance and in 1995 includes $120,533 to offset costs related to his change in employment and relocation.

STOCK OPTION PLAN

     On February 17, 1994, and February 22, 1994, the Board of Directors of the Company adopted and the stockholders of the Company approved, respectively, the Company's 1994 Stock Option Plan, as subsequently amended ("1994 Plan"). Currently, there are 639,450 shares which are authorized for grant pursuant to the 1994 Plan. Of this amount, as of March 14, 1997, stock options for 425,514 shares of Common Stock had been granted under the 1994 Plan.

     Under the 1994 Plan, the Compensation Committee of the Board of Directors (the "Committee") may grant incentive and non-incentive stock options to key employees (including officers and directors who are key employees) of the Company and its affiliates. Subject to the express provisions of the 1994 Plan, the Committee determines the prices, expiration dates and other material features of the options granted and has discretionary authority to prescribe, amend and rescind rules and regulations relating to the 1994 Plan, to interpret the 1994 Plan, to prescribe and amend the terms of any agreements executed pursuant to the 1994 Plan (which need not be identical) and to make all other determinations deemed necessary or advisable for the administration of the 1994 Plan.

     Unless earlier terminated, the 1994 Plan terminates on May 3, 2005. The Board may terminate or amend the 1994 Plan at any time, except that the stockholders must approve any amendment that would increase the number of shares of Common Stock available under the 1994 Plan, change the provisions regarding option price (except as otherwise permitted under the 1994 Plan) or materially increase the cost of the 1994 Plan or increase the benefits to participants.

     The Committee may award incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not constitute ISOs and are therefore non-qualified stock options ("Non-Qualified Options"). With respect to ISOs, the aggregate fair market value (determined at the time the ISO is granted) of the Common Stock exercisable for the first time by an employee during any calendar year is limited to $100,000. Each option granted will terminate with respect to any shares not previously purchased by the optionee upon the expiration of ten years from the date of the grant of the option or such earlier date as the Committee may prescribe; provided, that ISOs granted to an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "10% Stockholder"), will terminate no later than five years from the date of grant.

     The 1994 Plan requires that the purchase price of each share subject to an ISO must be not less than 100% of the fair market value of such share on the date the option is granted. In the case of an ISO granted to a 10% Stockholder, the purchase price of each share subject to the option must be at least 110% of the fair market value of a share of Common Stock on the date the option is granted. The purchase price of each share subject to a Non-Qualified Option is determined by the Committee in its sole discretion prior to granting the option; provided, that the purchase price of each share subject to a Non-Qualified Option may not be less than 85% of the fair market value on the date the option is granted, as determined by the Committee.

     All the options were granted at fair market value, vest over a period of four (4) years at a rate of 25% per each year and expire ten years after the date of grant.

     The following table sets forth information concerning individual grants of stock options made pursuant to the 1994 Plan during 1996 to each of the named executive officers and the potential realizable value for the stock options based on future appreciation assumptions. There can be no assurance that the values shown in this table will be achieved. No stock appreciation rights ("SARs") were granted in 1996.

                             OPTION GRANTS IN 1996

                                                                                      Potential Realizable Value
                                                                                        Assumed Annual Rates of
                        Number of            % of Total                                 Stock Price Appreciation
                  Securities Underlying    Options Granted    Exercise                      for Option Term
                     Options Granted        to Employees       Price      Expiration   -------------------------
                           (#)                In 1996           ($)          Date           5% ($)       10%($)
                     ---------------       ------------       ------      --------        --------      --------
Gerald F. Mahoney             20,000           13.7            $11.20     10/01/06         $140,872     $356,998
Robert J. Terry               12,500            8.5             11.20     10/01/06           88,045      223,124
Paul V. Reilly                10,000            6.8             11.20     10/01/06           70,436      178,499
Jana L. Brown                    -0-            0.0                --           --               --           --
Roger Wertheimer               2,500            1.7             11.20     10/01/06           17,609       44,625


The following table sets forth with respect to the Company's named executive officers (a) the number of shares exercised during 1996, (b) the dollar value realized upon exercise, (c) the total number of unexercised stock options held at December 31, 1996, and (d) the aggregate dollar value of in-the-money, unexercised options held at December 31, 1996.


         AGGREGATED OPTION EXERCISES IN 1996 AND YEAR END OPTION VALUES

                                                   Number of Securities
                                                      Underlying              Value of Unexercised
                                                   Unexercised Options          In-the-Money Options
                       Shares       Value           at 12-31-96 (#)             at 12-31-96 ($)(1)
                      Aquired on   Realized   ----------------------------  --------------------------
                     Exercise (#)     ($)      Exercisable  Unexercisable  Exercisable  Unexercisable
                     ------------  --------  -------------  -------------  -----------  -------------

Gerald F. Mahoney            -0-        -0-         21,315         41,315     $264,626       $368,126
Robert J. Terry              -0-        -0-         17,053         29,551      211,713        276,376
Paul V. Reilly               -0-        -0-          6,394         16,395       77,335        129,098
Jana L. Brown                -0-        -0-          3,552          3,553       44,098         44,110
Roger Wertheimer             -0-        -0-          4,973          7,474       61,740         74,690
--------------------------

(1) Represents the market value based upon the closing price per share of the Common Stock as quoted on the NYSE on December 31, 1996 ($ 16.375 per share), less the option exercise price.

401(K) PLAN

     As part of the Company's effort to attract and maintain high quality staff, the Company adopted the 401(k) Savings Retirement Plan (the "401(k) Plan") in February 1994, which was amended on April 1, 1997. The 401(k) Plan, as amended, allows eligible employees to make salary reduction contributions up to 20% of their salary as well as invest in the Company's Common Stock as an investment option. In 1996 the Company matched 50% of each participating employee's contribution up to a maximum of 6% of the employee's salary. The Company match for collectively bargained groups varies by the terms of the respective agreements. All monies withheld from employees and the Company's matching contributions are paid to a trustee who invests for the benefit of members of the 401(k) Plan in six Vanguard funds, one Norwest fund and in Company Common Stock.

BONUS PLAN

     In 1996, the Board of Directors adopted a Cash Bonus Incentive Plan (the "Bonus Plan") pursuant to which the named executives and key employees may receive bonus compensation. The Bonus Plan is further described at "Compensation Committee Report on Executive Compensation--Components of Compensation."


            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation for the Company's executive officers for 1995 and 1996 and for the year ending December 31, 1997, were made by the three member Compensation Committee of the Board. Each member of the Committee is an outside director. None of the members of the Committee has ever been an officer or employee of the Company or any of its subsidiaries. The Committee is responsible for establishing and administering the policies that govern the annual compensation and stock ownership programs for the executive officers and key employees.

COMPENSATION PHILOSOPHY

     The Company's executive compensation policies are designed to align compensation with the Company's annual and long-term performance goals, to attract and retain a highly qualified and motivated management team, to reward individual performance and to link the interests of the executive officers directly with those of shareholders through the use of the Common Stock as a compensation vehicle. These policies have been implemented by setting salaries and bonuses for executives which are generally lower than the mid-point for salaries and bonuses given to executives in similar positions, but offering a total compensation package (including grants of stock options and restricted Common Stock) which compensates the executives at a level consistent with, or above, the mid-point for total gain opportunities received by counterparts at similar companies. This compensation design emphasizes long-term incentives that will encourage executives to maintain their focus on long-term shareholder interests.

COMPONENTS OF COMPENSATION

     Total compensation for each executive officer is set by the Committee at levels which it believes are competitive in relation to companies of similar type and size based upon a study and recommendations provided by an independent compensation consultant. The components of executive compensation include salary, equity participation in the Company in the form of options to purchase Common Stock, grants of restricted Common Stock and the Bonus Plan discussed below. Compensation for executive officers of the Company is usually set by the Committee in January or February of each year for that year. Due to the level of compensation received by the executive officers of the Company, and the fact that none of the executive officers have employment agreements, the Committee has not yet deemed it necessary to adopt a policy regarding the one million dollar limit on deductibility of certain executive compensation under Section 162 (m) of the Internal Revenue Code.

     BASE SALARY. The Committee reviews the salaries of the executive officers annually. The Committee's policy is to fix base salaries at levels below the mid-point for amounts paid to senior executives with comparable qualifications, experience and responsibilities at other companies of similar size and engaged in a similar business to that of the Company. Salary recommendations are submitted annually to the Committee by the Chairman and Chief Executive Officer. In determining salary compensation, the Committee takes into account management's success and ability to accomplish certain strategic goals in operating and growing the Company, the Company's level of debt, the accomplishment of the Company's continuing acquisition strategy, the desire to maintain low fixed costs, the complexity of the challenges which face the executive officers, as well as management's consistent commitment to the long-term success of the Company. In addition, the base salaries take into account the individual's experience within the industry, with the Company and its predecessors, and/or within the profession. The Committee believes that compensation for its executive officers has been competitive, appropriate and comparable to similarly situated companies.

     Based upon its evaluation of these factors, the Committee believes that senior management is dedicated to achieving long-term financial improvements, and that the compensation policies, plans and programs administered by the Committee contribute to management's commitments. The Committee attempts to assimilate all of the foregoing factors when it renders its compensation decisions; however, the Committee recognizes that its decisions are primarily subjective in nature. The Committee does not assign any specified weight to the criteria it considers.

     The Committee's recommendations are offered to the full Board of the Company. The Committee's recommendations are ultimately ratified, changed or rejected by the Board.

     LONG-TERM INCENTIVES. The Company believes that the interests of stockholders and of the Company's key employees, including officers, are more closely aligned when such key employees, including officers, are provided an opportunity to acquire a proprietary interest through ownership of Common Stock. Through the 1994 Plan, officers and other key employees are granted options to purchase Common Stock. To date, the Company has only granted incentive stock options, at a price equal to or greater than fair market value. The number of options granted by the Committee are based upon the Committee's evaluation of the anticipated performance requirements and contributions of each employee, as well as each employee's current equity participation in the Company. In addition, the Committee seeks the recommendation of senior management with respect to options granted to key employees of the Company. During 1996, the Committee granted options representing 144,500 shares of Common Stock under the 1994 Plan.

     BONUS. Bonus compensation is also paid to officers by the Company under the Company's Bonus Plan. Bonuses were paid as a percentage of 1996 base salary based upon the level of attainment of pre-tax income goals established by the Board for each officer and key employee. The components which are considered in paying bonuses to the executive officers include profitability of the Company and the employee's job performance.

     In addition, the Company gives Common Stock as a component of its bonus compensation to officers and certain key employees. In this regard, those employees who receive Common Stock in addition to their cash bonus sign a Mail-Well, Inc. Stockholder's Agreement (the "Agreement"). This Agreement provides for the forfeiture of the Common Stock if he or she is not employed with the Company two years from the date of the grant. The Agreement also limits the transferability of the Common Stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Mahoney has served as Chief Executive Officer and Chairman of the Board of the Company since 1994. As Chief Executive Officer, Mr. Mahoney receives a base salary as well as stock options under the 1994 Plan and is also eligible for a bonus pursuant to the Bonus Plan and grants of restricted Common Stock. The Committee reviewed Mr. Mahoney's performance, particularly his continued contribution to the significant growth of the Company, acquisitions of the Company, and the integration of acquired businesses in determining his base salary. The Committee assessed Mr. Mahoney's overall performance and the above referenced performance factors on a subjective basis and did not assign relative weights to these factors. As a result of these considerations, the Committee granted Mr. Mahoney an increase in base salary of $50,000 from $200,000 annually to $250,000 annually, effective February 1996. In 1996, the Committee granted options for 20,000 shares of Common Stock to Mr. Mahoney under the 1994 Plan as part of his 1995 compensation. Consistent with the Committee's compensation philosophy discussed above, Mr. Mahoney's salary and bonus has been lower than the mid-point for salaries of CEO's at similar companies. However, it is the Committee's objective that the total compensation package awarded to Mr. Mahoney meet or exceed the mid-point for total gain opportunities received by CEOs at similar companies. As of March 14, 1997, the Committee had not yet determined the total number of options to be granted to Mr. Mahoney for 1996 compensation.

CONCLUSION

     In summary, the Committee believes that its policy of linking executive compensation to Company performance was met. The Committee believes that the Company's compensation levels adequately reflect its philosophy. In addition, the Committee believes that the Company's executive compensation programs and policies are supportive of its overall objective to enhance stockholder value through the profitable management of its operations.

                                Frank J. Hevrdejs (Chairman)
                                Frank P. Diassi
                                J. Virgil Waggoner

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph computes the cumulative total quarterly stockholder return (assuming reinvestment of dividends, if any) on the Common Stock from investing $100 on September 22, 1995 (the date the Common Stock began trading on the NASDAQ Stock Market) in each of (i) the Common Stock; (ii) the NASDAQ Stock Market Index of U.S. companies; and (iii) a Company chosen peer group which includes Consolidated Graphics, Inc., Deluxe Corporation, R.R. Donnelley & Sons Company, Merrill Corporation and Standard Register Company (the "Peer Group Index"). On December 19, 1996, the Company delisted from the NASDAQ Stock Market and listed the Common Stock on the New York Stock Exchange. The graph assumes that all dividends were reinvested.



                                [GRAPH OMITTED]



                      Mail-Well       Peer Group      NASDAQ-U.S.
                      ---------       ----------      -----------
22-Sep-95             $ 100.00        $ 100.00        $ 100.00
29-Sep-95                96.43          101.62           99.06
29-Dec-95                87.50           99.64           99.88
29-Mar-96                58.04           94.32          104.56
28-Jun-96                62.50          111.38          112.50
30-Sep-96                76.79          113.76          116.47
27-Dec-96               116.96          146.62          122.61

                         COMPLIANCE WITH SECTION 16(A)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1996, to the best of the Company's knowledge the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements, except that Mr. Hevrdejs inadvertently made one late Form 4 filing.

                       PROPOSAL 1--ELECTION OF DIRECTORS

GENERAL

     At the Annual Meeting, eight directors will be elected, each to hold office until the Company's next annul meeting of stockholders or until his or her respective successor has been elected and qualified. All of the nominees are currently directors of the Company. J. Virgil Waggoner will not be standing for reelection. The Board has no reason to anticipate that any nominee will decline or be unable to serve as a director. In the event any nominee does decline or is unable to serve, proxies may be voted for the election of a substitute nominee or the Board may reduce the number of directors to be elected.

     The shares of Common Stock represented by the enclosed proxy will be voted for the election to the Board of the eight nominees named below, unless a vote is withheld from one or more individual nominees. If any nominee becomes unavailable for any reason, or if a vacancy should occur before election, shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. The eight nominees receiving the highest number of votes cast at the Annual Meeting will be elected.
Accordingly, under Delaware law, abstentions or broker non-votes would not have the same effect as a vote against that particular individual.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF FRANK P. DIASSI, J. BRUCE DUTY, FRANK J. HEVRDEJS, GERALD F. MAHONEY, JEROME W. PICKHOLZ, SUSAN O. RHENEY, W. THOMAS STEPHENS AND ROBERT J. TERRY.


         PROPOSAL 2--RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The principal independent public accounting firm utilized by the Company during the years ended December 31, 1996, 1995 and 1994 was Deloitte & Touche L.L.P., independent auditors (the "Auditors"). Management recommends that the Auditors be retained as the principal accounting firm to be utilized by the Company throughout the year ending December 31, 1997. The Company anticipates that a representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of the Auditors will be afforded an opportunity to make a statement if the Auditors so desire.

REQUIRED VOTE

     Ratification of the selection of the Auditors requires the affirmative vote of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE AND TOUCHE L.L.P. AS THE COMPANY'S AUDITORS FOR 1997.


           PROPOSAL 3--APPROVAL OF 1996 DIRECTORS' STOCK OPTION PLAN

BACKGROUND

     On May 8, 1996, the Board adopted, subject to shareholder approval, the Mail-Well, Inc. 1996 Directors Stock Option Plan (the "1996 Plan"). Subject to stockholder approval of the 1996 Plan, each of the Company's six non-employee directors was granted options for 2,000 shares of Common Stock to be effective May 8, 1996. The 1996 Plan provides a means by which the Company, through the grant of stock options to eligible directors, may attract and retain persons of ability as directors, and motivate such directors to exert their best efforts on behalf of the Company and its stockholders. A copy of the 1996 Plan is attached to the Proxy Statement as Exhibit A and should be read in its entirety. The following is a brief summary of significant provisions of the 1996 Plan.

ADMINISTRATION

     The 1996 Plan will be administered by the Compensation Committee of the Board, comprised of two or more outside directors, all of whom are "disinterested persons" within the meaning of Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended. All actions of the Compensation Committee regarding the 1996 Plan shall be taken by a majority of its members.

SHARES AVAILABLE

     There are 140,000 shares of Common Stock reserved for issuance pursuant to awards under the 1996 Plan. These shares may be authorized and unissued shares or treasury shares of the Company or any combination thereof as determined by the Board. If an option granted under the 1996 Plan ceases to be exercisable in whole or in part, the shares representing such option shall be available under this 1996 Plan for the grant of options in the future.

PARTICIPATION AND ELIGIBILITY

     Each non-employee director of the Company elected or reelected to the Board at the 1996 Annual Meeting or thereafter until the 1996 Plan terminates will be eligible for participation in the 1996 Plan. Each of these directors will receive options for 2,000 shares of Common Stock annually upon the election or reelection of such person to the Board by the stockholders at the annual meeting or at a special meeting in lieu of an annual meeting called for such purpose. Such grants shall be automatic and shall continue until all options have been granted for all the shares under the 1996 Plan or until the 1996 Plan is discontinued in accordance with its Section 7. Subject to stockholder approval of the 1996 Plan, each of the Company's six non-employee directors was granted options for 2,000 shares of Common Stock to be effective May 8, 1996.

TERMS AND CONDITIONS

     Each option under the 1996 Plan shall be evidenced by an agreement in a form determined by the Board, a copy of which is attached hereto as Exhibit B. Options granted under the 1996 Plan may be exercised six (6) months from the date of grant and prior to the tenth anniversary date of grant. All unexercised options shall expire on the tenth anniversary of their grant date. The purchase price for shares subject to options shall be the average closing price of the Common Stock as reported in the Wall Street Journal for the five trading days immediately preceding the grant date. The purchase price shall be paid to the Company at the time of exercise.

     Awards under the 1996 Plan are not transferable except by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order. Options granted under the 1996 Plan shall be exercisable during the lifetime of the optionee by the optionee or the optionee's attorney-in-fact or conservator. Awards under the 1996 Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Common Stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the 1996 Plan are subject to adjustment to reflect the terms of such transaction.

     The Board may amend, suspend or discontinue the 1996 Plan, but no amendment or alteration shall be made which would impair the rights of any Optionee, without his consent, under any option theretofore granted, or which, without the approval of the stockholders, would: (i) increase the total number of shares reserved for the purposes of the 1996 Plan; (ii) amend the provisions of
Section 4 or 5 of the 1996 Plan which set forth the terms and conditions of the options granted (including term, option price and nontransferability) and compliance with federal and state laws; or (iii) modify the requirement as to eligibility for participation in the 1996 Plan. The 1996 Plan may be amended not more frequently than every six months.

TAX CONSEQUENCES

     To the extent that the exercise of an option or the disposition of shares of Common Stock acquired by exercise of the option results in compensation income to the optionee for federal or state income tax purposes, the optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations. If an optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the optionee, any tax required to be withheld by reason of such resulting compensation income or the Company may otherwise refuse to issue or transfer any share otherwise required to be issued or transferred.

REQUIRED VOTE

     The affirmative vote of the stockholders holding a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the adoption of the 1996 Plan.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE 1996 DIRECTORS' STOCK OPTION PLAN.


              PROPOSAL 4--APPROVAL OF THE CHANGE IN THE COMPANY'S
                STATE OF INCORPORATION FROM DELAWARE TO COLORADO

     For the reasons set forth below, the Board of Directors of the Company believes that the best interests of the Company and its stockholders will be served by changing the Company's state of incorporation from the State of Delaware to the State of Colorado (the "Change in Incorporation"). The Board of Directors has approved the Change in Incorporation, which would be accomplished by merging the Company with and into Mail-Well Colorado, Inc., a subsidiary of the Company incorporated in Colorado ("New Corporation"). Upon effectiveness of the merger, the Company's name will remain the same. The stockholders will be asked to approve the Change in Incorporation at the Annual Meeting.

     The combined effect of the Articles and Bylaws of New Corporation, under Colorado law, will be similar in all material respects to the combined effect of the current corporate documents of the Company under Delaware law. Before voting on this proposal, stockholders are urged to read carefully the following sections of this Proxy Statement which describe the principal revisions and their purposes and effect.

PRINCIPAL REASONS FOR THE PROPOSED CHANGE IN INCORPORATION

     ELIMINATE DELAWARE FRANCHISE TAX PAYMENT. After considering the advantages and disadvantages of the proposed Change in Incorporation, the Board of Directors concluded that the benefits of moving its state of incorporation to Colorado outweighed the benefits and detriments of remaining in Delaware, primarily due to the continuing unnecessary expense of Delaware's annual franchise tax. The Company paid approximately $ 75,340 in franchise taxes in year 1996 to the State of Delaware. In addition, the Board is proposing to increase the authorized Common Stock as described in Proposal 5 below. This increase would increase the franchise taxes in Delaware to approximately
$ 150,000 a year.  There is no franchise tax for Colorado corporations.
In comparison, a Colorado corporation currently is required to file a biennial report with a filing fee of $25. In light of these facts, and other circumstances considered, the Board of Directors believes it is in the best interests of the Company and its stockholders to change the state of incorporation from Delaware to Colorado.

     REVISION OF COLORADO CORPORATE LAW. The Company originally incorporated in Delaware to take advantage of that state's system of well-developed and flexible corporate laws. Since the time of the Company's incorporation in the State of Delaware, the laws of the State of Colorado have developed into a system of comprehensive and flexible corporate laws that are currently as responsive to the needs of businesses in Colorado and similar to Delaware laws in all material respects as described herein. Accordingly, the Board of Directors believes that the Delaware law does not now offer corporate law advantages sufficient to warrant the substantial franchise tax burden that results from being incorporated in Delaware. In addition, stockholders in some instances have greater rights and hence more protection under the Colorado Business Corporation Act ("CBCA") than the Delaware General Corporation Law ("DGCL").

     CONFORM LEGAL RESIDENCE TO PLACE OF BUSINESS. An additional reason for the Change in Incorporation to Colorado is to conform the Company's legal residence to its principal place of business. The Board of Directors believes that having the Company's legal residence in Colorado may have certain advantages. The Change in Incorporation could enable the Company to have a more significant voice in the legislative process with respect to corporate and other laws directly affecting it. This opportunity can be important, as corporations can be significantly affected by changes in the legal and financial environment in which they operate, and by legislative and other governmental actions that may be taken in response to such changes. In addition, a corporation's state of incorporation could be a litigation forum from time to time, and litigation at a distance from the Company's principal offices could result in significant inconveniences and added expense to the Company.

PLAN OF MERGER

     The Company will be merged with and into New Corporation (the "Merger") pursuant to a Plan of Reorganization and Agreement of Merger to be entered into by the Company and New Corporation (the "Merger Agreement"). Upon the completion of the Merger, the owner of each outstanding share of Common Stock will automatically own one share of New Corporation common stock. Each outstanding certificate representing a share of Common Stock will continue to represent the same number of shares in New Corporation (i.e., a certificate representing one share of Common Stock will then equal one share of New Corporation common stock). THUS, IT WILL NOT BE NECESSARY FOR STOCKHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF NEW CORPORATION. It is anticipated that the Common Stock will continue to be listed on the NYSE without interruption and that delivery of existing stock certificates of the Company will constitute "good delivery" of shares of New Corporation in transactions on the market subsequent to the Merger.

     Under the Merger Agreement, New Corporation's Articles and Bylaws will be the Articles of Incorporation and Bylaws of the surviving corporation. The Articles and Bylaws of New Corporation will be identical in all material respects to those of the Company except as discussed below. See "Differences Between Certificate and New Articles" and "Comparison of Stockholders' Rights" below. In addition, the Company will be subject to the provisions of the CBCA rather than the DGCL. Stockholders are encourage to review the copy of New Corporation's Articles of Incorporation attached hereto as Exhibit C.

NO CHANGE WILL BE MADE IN THE NAME, BUSINESS OR PHYSICAL LOCATION OF THE COMPANY

     The Change in Incorporation will not result in any significant change in the name, business, management, board of directors, location of the principal executive offices, employee benefit plans, assets, liabilities or net worth of the Company. By operation of law, New Corporation will succeed to all of the assets and assume all of the liabilities of the Company. Persons elected as directors of the Company at the Annual Meeting will serve as directors of New Corporation.

DIFFERENCES BETWEEN CERTIFICATE AND NEW ARTICLES

     The following summary, which sets forth differences between the two sets of corporate governance documents, does not purport to be a complete statement of all differences between the relevant documents, nor does it purport to be a complete statement of the provisions of the relevant documents which it compares.

     GENERAL. Upon completion of the Merger, the Company's Articles and Bylaws will be governed by Colorado law rather than Delaware law. Similarly, the rights of stockholders of the Company will be determined under Colorado law. Stockholders should recognize that the proposed Change in Incorporation will continue to give the Board of Directors the same relative degree of control over certain types of transactions which may involve a change in control of the Company and, in the interests of the Company and its stockholders, to encourage any such person attempting a change of control to enter into negotiations with the Board of Directors.

     AUTHORIZED CAPITAL STOCK. The Board of Directors is proposing to increase the Common Stock to 30,000,000 shares of Common Stock, par value $0.01 per share, from the 15,000,000 shares of Common Stock, par value $0.01 per share, authorized in the Company's Certificate. No increase in the authorized Preferred Stock is proposed. This increase requires separate stockholder approval and is set forth as Proposal 5 in this Proxy Statement. The Articles of Incorporation for New Corporation currently authorize Common Stock of 30,000,000 shares and Preferred Stock of 25,000 shares. However, if this Proposal 4 is approved and Proposal 5 is not approved by a majority of the shares of Common Stock, New Corporation's Articles will be amended to only provide for 15,000,000 shares of Common Stock and 25,000 shares of Preferred Stock, as set forth in the Company's current Certificate. See "Proposal 5-- Amendment of the Company's Certificate of Incorporation to Increase Authorized Shares."

     If the Company's stockholders do not approve this Proposal 4, which permits reincorporation of the Company in Colorado, but do approve Proposal 5, which increases the authorized capital stock, the Board of Directors reserves the right to amend the Company's Certificate in increments of 5,000,000 shares up to the 15,000,000 additional shares approved by stockholders. The incremental increase in shares would allow the Board to control the related increase in Delaware franchise taxes.


     INDEMNIFICATION. Delaware and Colorado have similar standards for indemnification. However, under Delaware law, mandatory indemnification, where a person is successful on the merits or otherwise in a proceeding, is available for directors, officers, employees and agents. Under Colorado law, mandatory indemnification by New Corporation is only provided for directors and officers, although New Corporation may indemnify its employees, fiduciaries and agents. Delaware indemnification law also provides that any director, officer, employee or agent who is declared liable by a court may nevertheless seek indemnification from the Company by applying to a court for a court order. Court-ordered indemnification under Colorado law is available only to directors and officers of the Company.

     Under Delaware law, indemnification payments by the Company may only be made on a case-by-case basis upon a determination that indemnification is proper because the standards of conduct set forth under Delaware law have been met.
The determination is made by a majority of the directors who are not parties to the proceeding, even if they do not constitute a quorum. If there are no such directors, the determination is made by independent legal counsel or the stockholders of the Company. Under Colorado law, indemnification payments are also subject to a case-by-case determination that Colorado standards of conduct have been met and such a determination is decided by a majority of the Board of Directors, but only when a quorum is present. Only directors who are not party to the proceeding may be counted for satisfying the quorum. If a quorum cannot be obtained, the Board may select a committee of at least two directors not party to the proceeding to make the determination by majority vote. If a quorum cannot be obtained or a committee selected, the determination is made by independent legal counsel or the stockholders of the Company.

     New Corporation's Articles contain the allowable indemnification provisions permitted under Colorado law, just as the Company's Certificate contains those permitted under Delaware law. See Exhibit C hereto.

COMPARISON OF STOCKHOLDERS' RIGHTS

     If the Change in Incorporation is approved by the stockholders of the Company, the rights of the stockholders of New Corporation will be governed by Colorado corporate law rather than Delaware corporate law. Although it is impracticable to compare all of the aspects in which the CBCA and DGCL differ, the following is a discussion of some of the pertinent differences between the Delaware and Colorado corporate law that will affect the stockholders of New Corporation even though they are not contained in the Articles or Bylaws.

     INSPECTION OF BOOKS AND RECORDS. Pursuant to Delaware law, any stockholder who makes a written demand to a company at its registered office in the state or at its principal place of business may inspect and make extracts from the company's stock ledger, its list of stockholders, and other books and records. The stockholder must make his written demand under oath and state a proper purpose for inspection, after which the stockholder, his attorney or other agent will be permitted to make the requested inspection.

     Pursuant to Colorado law, any person who has been a stockholder for three months or holds 5% or more of a company's outstanding stock may, upon written demand stating the purpose, inspect the books, records and list of stockholders. Each Colorado corporation must provide all of its stockholders access to its articles, bylaws, minutes and most recent corporate report, upon written demand of such stockholder made five days in advance.

     STATE ANTI-TAKEOVER STATUTES. Delaware has a law that provides for a three-year delay, from the date an acquirer becomes an "interested stockholder" (i.e., holds 15% or more of the target corporation's voting stock), prior to effecting any business combinations with the acquirer unless the acquirer is able to obtain by his offer 85% of the outstanding voting stock of the target. This restriction does not apply to transactions approved in advance by the board of directors. The statute is waived if the business combination is approved by the board of directors and a vote of two-thirds of the outstanding voting stock. Although the CBCA contains no such statutory provision, New Corporation's Articles contain a provision similar in all material respects to the DGCL statute. See Exhibit C hereto.

     SUPER-MAJORITY VOTE. Colorado law provides that a plan of merger of a Colorado corporation with another corporation must be adopted by the board and submitted to the stockholders with or without a recommendation, except that the board may condition the effectiveness of the plan of merger or share exchange on any basis, including a super-majority vote of all classes of shares entitled to vote. Delaware law provides that a plan of merger must be adopted by the board and submitted to Stockholders who must approve it by a majority vote.

ABANDONMENT

     Notwithstanding a favorable vote of the stockholders, the Company reserves the right by action of the Board of Directors to abandon the Change in Incorporation prior to its effectiveness if it determines that such abandonment is in the best interests of the Company. The Board of Directors has made no determination as to any other circumstances which may prompt a decision to abandon the Change in Incorporation.

TAX CONSEQUENCES

     The proposed Change in Incorporation accomplished by a merger will be a tax free reorganization under the Code. Accordingly, (i) no gain or loss will be recognized for federal income tax purposes by the stockholders of the Company as a result; and (ii) the basis and holding period for the stock of New Corporation received by the stockholders of the Company in exchange for the Company's stock will be the same as the basis and holding period of the stock of the Company exchanged therefor. THE CHANGE IN THE STATE OF INCORPORATION WILL HAVE NO FEDERAL INCOME TAX EFFECT ON THE COMPANY OR ON NEW CORPORATION. ALTHOUGH NOT ANTICIPATED, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES TO STOCKHOLDERS MAY VARY FROM THE FEDERAL TAX

CONSEQUENCES DESCRIBED ABOVE, AND STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR AS TO THE EFFECT OF THE CHANGE IN INCORPORATION UNDER APPLICABLE STATE, LOCAL OR FOREIGN INCOME TAX LAWS.

POSSIBLE DISADVANTAGES OF CHANGE IN INCORPORATION

     Despite the belief of the Board of Directors that the proposed Change in Incorporation is in the best interests of the Company and its stockholders, stockholders should be aware that certain provisions of Colorado law have not been interpreted by Colorado or other courts and may not be upheld should they be challenged. The primary adverse effect of the Change in Incorporation is the lack of predictability resulting from a more limited body of case law interpreting the CBCA as compared to the established body of case law interpreting the DGCL. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to Delaware corporations. The DGCL and the court decisions construing it are widely regarded as the most extensive and well-defined body of corporate law in the United States, although some commentators believe the Delaware courts establish principles that often create more questions than they resolve. There is substantially less case law in Colorado interpreting the CBCA. For a detailed summary of material differences between Delaware and Colorado corporate law, see "Comparison of Stockholders' Rights" set forth above.

SECURITIES ACT CONSEQUENCES

     The shares of New Corporation to be issued in exchange for shares of the Company are not being registered under the Securities Act of 1933, as amended (the "1933 Act"). In that respect, New Corporation is relying on Rule 145(a)(2) of the Securities and Exchange Commission (the "SEC") under the 1933 Act, which provides that a merger which has as its sole purpose a change in the domicile of the corporation does not involve the sale of securities for purposes of the 1933 Act. After the Merger, New Corporation will be a publicly held company, its common stock is expected to be traded in the NYSE, and it will file with the SEC and provide to its stockholders the same type of information that the Company has previously filed and provided. Stockholders whose stock in the Company is freely tradable before the Merger will continue to have freely tradable shares of the Company. Stockholders holding restricted securities of the Company will be subject to the same restrictions on transfer as those to which their present shares of stock in the Company are subject. In summary, the Company and its stockholders will be in the same respective positions under federal securities laws after the Merger as were the Company and its stockholders prior to the Merger.

NO APPRAISAL RIGHTS FOR DISSENTING STOCKHOLDERS

     Under some circumstances, a stockholder of a Delaware corporation has the right under Delaware law to object to a merger and to demand payment in cash for the fair value of his shares. Such right does not apply in a short-form merger involving the merger of a parent corporation into a wholly owned subsidiary corporation, including the Merger. Consequently, stockholders of the Company will have no appraisal rights with respect to the Merger.

MAJORITY FAVORABLE VOTE REQUIRED

     Consummation of the Merger is subject to approval of the Company's stockholders. If approved, the Merger is expected to become effective as soon as practicable after the Annual Meeting. Because the formal action to be taken involves approval of a merger of the Company, as more fully described above, Delaware law requires the favorable vote of at least a majority of all of the outstanding stock of the Company to approve the proposal. A vote for approval of this Proposal 4 will constitute specific approval of the Merger and approval of New Corporation's Articles attached hereto as Exhibit C and described above.

     Approval of the proposed change in the Company's state of incorporation from Delaware to Colorado requires an affirmative vote of the holders of not less than a majority of the outstanding shares of Common Stock of the Company entitled to vote at a meeting of the stockholders called for this purpose.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE PROPOSED CHANGE IN THE COMPANY'S STATE OF INCORPORATION FROM DELAWARE TO COLORADO.


                    PROPOSAL 5--AMENDMENT OF THE COMPANY'S
                         CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate"), as currently in effect, provides that the authorized capital stock shall consist of fifteen million (15,000,000) shares of Common Stock, $0.01 par value, twenty-five thousand (25,000) shares of Preferred Stock, $0.01 par value, and thirty-five thousand (35,000) shares of Non-Voting Convertible Common Stock. The Non-Voting Convertible Common Stock has been issued and converted into shares of Common Stock. On February 5, 1997, the Company's Board approved an amendment to the Certificate to increase the number of shares of Common Stock authorized for issuance under the Certificate by fifteen million (15,000,000) to a total of thirty million (30,000,000) shares. The text of the Amendment is set forth in Exhibit D attached hereto. There will be no increase in authorized shares of Preferred Stock.

     The proposal to increase the number of authorized shares of Common Stock to 30,000,000 shares is being made to enable the Board of the Company to issue additional shares from time to time without further stockholder action. Among the possible purposes for which these additional shares would be available are the declaration and issuance of stock dividends, issuance in connection with acquisitions of other companies or properties, issuance under stock option plans that may be adopted in the future, issuance in public or private offerings to raise additional capital and issuance under a convertible debenture offering to raise additional capital. The Board has no present intention to issue shares of Common Stock.

REQUIRED VOTE

     The affirmative vote of the stockholders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, is required to approve the amendment to the Certificate to increase the authorized shares of Common Stock.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than January 7, 1998, in order to be included in the proxy statement and form of proxy relating to the annual meeting.


                                  OTHER ITEMS

     The Board does not intend to present further items of business to the meeting and knows of no such items which will or may be presented by others. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy form will vote thereon in such manner as they may in their discretion determine.

                                        By Order of the Board of Directors,



                                        Roger Wertheimer
                                        Vice President-
                                        General Counsel and Secretary

Englewood, Colorado
April 4, 1997

                                                                       EXHIBIT A


                                MAIL-WELL, INC.
                        1996 DIRECTORS STOCK OPTION PLAN


     1.    PURPOSE.

     The purpose of the Mail-Well, Inc. 1996 Directors Stock Option Plan (the "Plan") is to provide a means by which Mail-Well, Inc. (the "Corporation"), through the grant of stock options to eligible directors, may attract and retain persons of ability as directors, and motivate such directors to exert their best efforts on behalf of the Corporation and its shareholders. It is not intended that the options issued under this Plan will qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended.

     2.    SHARES SUBJECT TO THE PLAN.

     Subject to the provisions of Section 5(g) of this Plan, 140,000 shares of the common stock, $0.01 par value per share, of the Corporation (the "Common Stock") shall be reserved and optioned under this Plan at the time specified in
Section 4. The reserved shares may be authorized and unissued shares or treasury shares of the Corporation or any combination of both as determined by the Board of Directors of the Corporation. If an option granted under this Plan ceases to be exercisable in whole or in part, the shares representing such option shall be available under this Plan for the grant of options in the future.

     3.    ADMINISTRATION OF THE PLAN.

     This Plan shall be administered by the Board of Directors of the Corporation or the Compensation Committee of the Board of Directors (the "Committee").

     All actions of the Committee under the Plan shall be taken by a majority of its members. Any act approved in writing by a majority of the Committee members shall be fully effective as it had been taken by a vote of a majority of the members at a meeting duly called and held.

     The Board of Directors or the Committee shall have complete authority in its discretion to interpret all provisions of this Plan consistently with the law, to prescribe the form of the instrument evidencing any option granted under this Plan, to adopt, amend and rescind general and special rules and regulations for the administration of this Plan and to make all other determinations necessary or advisable for the administration of this Plan.

     4.    GRANT OF OPTIONS UNDER THE PLAN.

     Each director of the Corporation, except for directors who are employees of the Corporation, elected or reelected at the 1996 Annual Meeting of Shareholders shall be granted options for 2,000 shares of Common Stock. Annually thereafter, each director of the

Corporation, except for directors who are employees of the Corporation, shall be granted options for 2,000 shares of the Company's Common Stock immediately upon the election or reelection of such person to the Board of Directors of the Corporation by shareholders at their annual meeting or at a special meeting in lieu of an annual meeting called for such purpose. Such grants shall be automatic and shall occur until options have been granted for all shares reserved for such purpose under Section 2 hereof or until this Plan is discontinued in accordance with Section 7.

     5.    TERMS AND CONDITIONS OF OPTIONS GRANTED UNDER THE PLAN.

     Each option granted under this Plan shall be evidenced by an agreement in a form determined by the Board of Directors or the Committee. Such agreement shall be subject to the following express terms and conditions, and such other terms and conditions as the Board of Directors or the Committee may deem appropriate.

          (a) VESTING. Options granted under this Plan shall vest immediately upon grant. Options may not be exercised until the Plan has been approved by a majority of the shareholders present, or represented, and entitled to vote, at a meeting duly held. Thereafter, options may be exercised at any time after six months from the date of grant and prior to the tenth anniversary of the date of grant.

          (b) TERM OF OPTIONS. All unexercised options shall expire on the tenth anniversary of the date of their grant.

          (c) OPTION PRICE. The purchase price for shares subject to options shall be the average closing price of the Corporation's stock as reported in the Wall Street Journal for the five trading days immediately preceding the date of grant. If there is no reported closing price for the Corporation's Common Stock, the purchase price shall be the last reported sale price prior to the date of grant.

          (d) PAYMENT OF PURCHASE PRICE UPON EXERCISE. The purchase price of the shares shall be paid to the Corporation at the time of exercise, in cash, or stock of the Corporation having a fair market value equal to the purchase price, and held six months or more, or a combination of the foregoing, in an amount equal to the full exercise price of the shares being purchased.

          (e) NONTRANSFERABILITY. No option granted under this Plan shall be transferable other than by a will of an Optionee or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended ("Internal Revenue Code") or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During his or her lifetime, an option shall be exercisable only by an Optionee or by the Optionee's attorney-in-fact or conservator.

          (f) INVESTMENT REPRESENTATION. The shares of stock to be issued upon the exercise of all or any portion of any option granted under this Plan shall be issued on the condition that the Optionee represents that the purchase of stock upon such exercise shall be for investment purposes and not with a view to resale, distribution, offering, transferring, mortgaging, pledging, hypothecating or otherwise disposing of any such stock under the circumstances which would constitute a public offering or distribution under the Securities Act of 1933 or the securities laws of any state. No shares of stock shall be issued upon the exercise of any option unless the Corporation shall have received from the Optionee a written statement satisfactory to legal counsel for the Corporation containing the above representations, stating that certificates representing such shares may bear a legend restricting their transfer and stating that the Corporation's transfer agent or agents may be given instructions to stop transfer of any certificate bearing such legend. Such representation and restrictions provided for herein shall not be required if (1) an effective registration statement for such shares under the Securities Act of 1933 and any applicable state laws has been filed with the Securities and Exchange Commission and with the appropriate agency or commission of any state whose laws apply to the transaction, or (2) an opinion of counsel satisfactory to the Corporation has been delivered to the Corporation to the effect that registration is not required under the Securities Act of 1933 or under the applicable securities laws of any state.

          (g)    ADJUSTMENTS IN EVENT OF CHANGE IN COMMON STOCK.
Notwithstanding any other provision of this Plan, in the event of any change in the outstanding common stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the common stock, the number and kind of shares which thereafter may be optioned and sold under this Plan and the number and kind of shares subject to option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board of Directors or the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, an Optionee under this Plan.

          (h) NO RIGHTS AS A SHAREHOLDER. No Optionee shall have any rights as a shareholder with respect to any shares subject to his option prior to the date of issuance to him or her of a certificate or certificates for such shares.

     6.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     This Plan, the grant and exercise of options under this Plan, and the obligation of the Corporation to sell and deliver shares under such options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of common stock prior to the completion of any registration or qualification of such shares under any federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

     7.    AMENDMENT AND DISCONTINUANCE.

     The Board of Directors of the Corporation may amend, suspend or discontinue this Plan; provided, however, that, subject to the provisions of Section 5(g) no action of the Board of Directors of the Corporation or the Committee may (i) increase the number of shares reserved for options pursuant to Section 2, (ii) amend the provisions of Section 4 or 5; or (iii) modify the requirements as to eligibility for participation in this Plan. This Plan may be amended, suspended or discontinued at any time by the vote of a majority of the Shareholders of the Corporation present or voting by proxy at a meeting of shareholders called for such purpose and at which a quorum of shareholders is present. This Plan may be amended no more frequently than every six months. Without the written consent of an Optionee, no amendment or suspension of this Plan shall alter or impair any option previously granted to him under this Plan.

     8.  NAME OF THE PLAN.

     This Plan shall be known as the Mail-Well, Inc. 1996 Directors Stock Option Plan.

     9.  EFFECT OF THE PLAN ON OTHER STOCK PLANS.

     The adoption of this Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees and/or directors of the Corporation, a subsidiary corporation of the Corporation, a parent corporation or any predecessors or successors thereto.

     10. APPROVAL BY SHAREHOLDERS.

     This Plan and the grant of any options hereunder shall be void unless this Plan is approved by a majority of the Corporation's shareholders present, or represented and entitled to vote at the 1997 Annual Meeting of Shareholders or at a special meeting held prior thereto.

                                                                       EXHIBIT B


                                MAIL-WELL, INC.
                       1996 DIRECTORS STOCK OPTION PLAN

                      NONQUALIFIED STOCK OPTION AGREEMENT


     This Nonqualified Stock Option Agreement ("Option Agreement") is between Mail-Well, Inc., a Delaware corporation (the "Company"), and [FirstName] [LastName] (the "Director Optionee").

                             W I T N E S S E T H:
                             -------------------

     WHEREAS, the Company has adopted the Mail-Well, Inc. 1996 Directors Stock Option Plan (the "Plan") for the purpose of providing for, attracting and retaining persons of ability as directors, and motivating such directors to exert their best efforts on behalf of the Company and its shareholders.

     WHEREAS, the Company, acting through its Board of Directors (the "Board") and the Compensation Committee of the Board (the "Committee"), has determined that its interests will be advanced by the issuance to Director Optionee of a nonqualified stock option under the Plan;

     NOW, THEREFORE, for and in consideration of these premises, it is agreed as follows:

     1.  Option.  Subject to the terms and conditions contained herein, the
         ------
Company hereby grants to Director Optionee, the right and option ("Option") to purchase from the Company 2,000 shares of the Company's common stock, $0.01 par value ("Common Stock"), at a price equal to $9.03 per share.

     2.  Option Period.    The Option herein shall vest immediately upon grant.
         -------------
Options may not be exercised until the Plan has been approved by a majority of the shareholders present, represented or entitled to vote, at a meeting of shareholders duly held. Thereafter, options may be exercised at any time, in whole or part, after six (6) months from the date of grant and prior to the tenth anniversary of the date of grant. All unexercised options shall expire on the tenth anniversary of the date of their grant.

     3.  Procedure for Exercise.  The Option herein granted may be exercised by
         ----------------------
written notice by Director Optionee to the Secretary of the Company setting forth the number of shares of Common Stock with respect to which the Option is to be exercised accompanied by payment for the shares to be purchased, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be by means of cash, cashier's check, certified check, postal or express money order payable to the order of the Company or Common Stock of the Company having a fair market value equal to the purchase price and held for six months or more, in an amount equal to the full exercise price of the shares being purchased, or a combination of the foregoing. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver, through the Company's stock transfer agent, to Director Optionee, certificates for the number of shares of Common Stock with respect to which such Option has been so exercised.

     4.  Termination of Directorship.    If the Director Optionee ceases to
         ---------------------------
serve on the Board of the Company during the Option Period for any reason other than death or disability, Options granted to Director Optionee shall be exercisable by Director Optionee within ninety (90) days of such termination. Any Options which have not been exercised within ninety (90) days of such termination of Director Optionee's cessation from the Board shall expire and be of no force or effort.

     5.  Disability or Death.  If the Director Optionee ceases to serve on the
         -------------------
Board of the Company because of disability or death, all Options hereunder exercisable at the date of such disability or death shall be thereafter exercisable by Director Optionee, his executor or administrator, or the person or persons to whom his rights under this Option Agreement shall pass by will or by the laws of descent and distribution, as the case may be, for a period of six months from the date of Director Optionee's disability or death, unless this Option Agreement should earlier terminate in accordance with its other terms.
In no event may any Option be exercised after the end of the Option Period. Director Optionee shall be deemed to be disabled if, in the opinion of a physician, he or she is incapable of performing services for the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of a long, continued and indefinite duration.

     6.  Nontransferability.  No option granted under this Plan shall be
         ------------------
transferable other than by a will of an Director Optionee or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended (the "Code") or Title I of the Employee Retirement Income Security Act, or the rules thereunder. During lifetime of the Director Optionee, an Option shall be exercisable only by Director Optionee or the Director Optionee's authorized legal representative or conservator.

     7.  No Rights as Shareholder.  Director Optionee shall have no rights as a
         ------------------------
shareholder with respect to any shares of Common Stock covered by this Option prior to the date of issuance of a certificate or certificates for such shares of Common Stock. Until such time, Director Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company.

     8.  Extraordinary Corporate Transactions.  The existence of the Option
         ------------------------------------
herein granted shall not affect in any way, the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business or any merger or consolidation of the Company, or any issuance of Common Stock or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of the Option, Director Optionee shall be entitled to purchase under the Option, in lieu of the number of shares of Common Stock as to which the Option shall then be exercisable, the number and class of shares of stock and securities to which the Director Optionee would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental

Change, Director Optionee had been the holder of record of the number of shares of Common Stock as to which such Option is then exercisable.

  9.   Adjustments in Event of Change in Common Stock.   Notwithstanding any
       ----------------------------------------------
other provision of this Plan, in the event of any change in the outstanding Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under this Plan and the number and kind of shares subject to Option in outstanding option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Board or the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, a Director Optionee under this Plan.

  10.  Investment Representation and Compliance with Securities Laws.   The
       -------------------------------------------------------------
shares of Common Stock to be issued upon the exercise of all or any portion of any Option granted under this Plan shall be issued on the condition that the Director Optionee represents that the purchase of Common stock upon such exercise shall be for investment purposes and not with a view to resale, distribution, offering, transferring, mortgaging, pledging, hypothecating or otherwise disposing of any such stock under the circumstances which would constitute a public offering or distribution under the Securities Act of 1933 or the securities laws of any state. No shares of Common stock shall be issued upon the exercise of any Option unless the Company shall have received from the Director Optionee a written statement satisfactory to legal counsel for the Company containing the above representations, stating that certificates representing such shares may bear a legend restricting their transfer and stating that the Company's transfer agent or agents may be given instructions to stop transfer of any certificate bearing such legend. Such representations and restrictions provided for herein shall not be required if (1) an effective registration statement for such shares under the Securities Act of 1933 and any applicable state laws has been filed with the Securities and Exchange Commission and with the appropriate agency or commission of any state whose laws apply to the transaction, or (2) an opinion of counsel satisfactory to the Company has been delivered to the Company to the effect that registration is not required under the Securities Act of 1933 or under the applicable securities laws of any state.

          11.     Compliance With Laws.  Notwithstanding any of the other
                  --------------------
provisions hereof, Director Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to issue any shares pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by Director Optionee or by the Company of any provision of any law or regulation of any governmental authority.

          12.     Withholding of Tax.  To the extent that the exercise of this
                  ------------------
Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to the Director Optionee for federal or state income tax purposes, the Director Optionee shall pay to the Company at the time of such exercise or disposition (or such other time as the law permits if the Director Optionee is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended) such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if the Director Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to the Director Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

          13.     Resolution of Disputes.  As a condition of the granting of the
                  ----------------------
Option hereby, the Director Optionee, authorized legal representative, and Director Optionee's heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board or by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Board or the Committee of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Director Optionee, authorized legal representative, and Director Optionee's heirs and successors.

          14.     Legends on Certificate.  The certificates representing the
                  ----------------------
shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

          15.     Notices.  Every notice hereunder shall be in writing and shall
                  -------
be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to Mail-Well, Inc., 23 Inverness Way East, Englewood, Colorado 80112, Attention: Secretary. Any notice given by the Company to Director Optionee directed to him at his address on file with the Company shall be effective to bind him and any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise Director Optionee of the existence, maturity or termination of any of Director Optionee's rights hereunder and Director Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of Director Optionee's rights or privileges hereunder.

          16.     Construction and Interpretation.  Whenever the term "Director
                  -------------------------------
Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of paragraph 6 hereof, may be transferred, the word "Director Optionee" shall be deemed to include such person or persons.

          17.     Agreement Subject to Plan.  This Option Agreement is subject
                  -------------------------
to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Option Agreement.

          18.     Approval by Shareholders.    The Plan and the grant of any
                  ------------------------
options hereunder shall be void unless this Plan is approved by a majority of the Corporation's shareholders present, or represented and entitled to vote at the 1997 Annual Meeting of Shareholders or at a special meeting held prior thereto.

          19.     Binding Effect.  This Option Agreement shall be binding upon
                  --------------
and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director Optionee as provided herein.

            IN WITNESS WHEREOF, this Option Agreement has been executed as of the ___ day of ________________, 19__.


ATTEST:                               MAIL-WELL, INC.


_________________________             By: ________________________



                                      DIRECTOR OPTIONEE


                                      ____________________________

                                                                       EXHIBIT C


                           ARTICLES OF INCORPORATION
                                      OF
                           MAIL-WELL COLORADO, INC.


                                   ARTICLE I

     The name of the Corporation is Mail-Well Colorado, Inc.

                                  ARTICLE II

     The address of the Corporation's registered office in the state of Colorado is 23 Inverness Way East, Suite 165, Englewood, CO 80112. The name of its registered agent at such address is Roger Wertheimer.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful business, act or activity for which corporations may be organized under the Colorado Business Corporation Act.

                                  ARTICLE IV

     The total number of shares of stock which the Corporation shall have authority to issue is thirty million twenty-five thousand (30,025,000) shares, of which twenty-five thousand (25,000) shares are to be preferred stock, par value $.01 per share ("Preferred Stock"), and thirty million (30,000,000) shares are to be common stock, par value $.01 per share ("Common Stock").

     (a) Subject to the rights of the holders of any series of Preferred Stock as set forth in any resolution adopted by the Board of Directors pursuant to Section (b) of this Article IV, the holders of the Common Stock shall exclusively hold all of the voting rights in the Corporation, with each holder entitled to one vote on all matters to be voted on by the shareholders for each share of Common Stock held, and the holders of the Common Stock shall be entitled to receive the net assets of the Corporation upon dissolution.

     (b) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be given a distinguishing designation. The Board of Directors may determine, in whole or in part, the preferences, limitations and relative rights, within the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act, of any series of Preferred Stock before the issuance of any shares of that series, including:

          (1) The distinguishing designation of, and the number of shares of Preferred Stock that shall constitute, such series;

          (2) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

          (3) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other class or classes of capital stock of the Corporation, and this terms and conditions of such conversion or exchange;

          (4) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

          (5) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

          (6) The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

          (7) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of' the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and

          (8) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

     All shares of a series shall have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series of the same class. Before issuing any shares of a class or series, the preferences, limitations and relative rights of which are determined by the Board of Directors under this section, the Corporation shall deliver to the secretary of state for filing articles of amendment to the Corporation's articles of incorporation (meeting the requirements of Section 7-106-102 of the Colorado Business Corporation Act), which articles shall be effective without shareholder action.

                                   ARTICLE V

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he or she is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he or she is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign Corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                  ARTICLE VI

     There shall be no personal liability of a director to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that said personal liability shall not be eliminated to the Corporation or to the shareholders for monetary damages arising due to any breach of the director's duty of loyalty to the Corporation or to the shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts specified in section 7-108-403, C.R.S., or any transaction from which a director derived an improper personal benefit. Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law. Any repeal or modification of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                  ARTICLE VII

     The number of directors which shall constitute the whole board of directors shall be fixed from time to time by the bylaws of the Corporation.

                                  ARTICLE VII

     The name and mailing address of the person who is to serve as the initial director of the Corporation until the first annual meeting of shareholders of the Corporation, or until his successors are elected and qualified, are set forth below:

          Name                Address
          ----                -------

          Gerald F. Mahoney   23 Inverness Way East, Suite 165
                              Englewood, CO 80112

                                  ARTICLE IX

     The name and mailing address of the incorporator are as follows:

          Name                Address
          ----                -------

          Paul Reilly         23 Inverness Way East, Suite 165
                              Englewood, CO 80112


                                   ARTICLE X

     In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to adopt, alter or repeal the bylaws of the Corporation.

                                  ARTICLE XI

     Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

     There shall be no cumulative voting by shareholders of any class or series in the election of directors of the Corporation.

     Meetings of shareholders may be held at such place, either within or without the State of Colorado, as may be designated by or in the manner provided in the bylaws. The books of the Corporation may be kept (subject to any provision contained in the statutes of the State of Colorado) outside the State of Colorado at such place or places as may be designated from time to time by the board of directors or in the bylaws of the Corporation.

                                  ARTICLE XII

     (a)  As used in this Article, the term:

          (1) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.

          (2) "Associate," when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

          (3) "Business Combination," means:

          (i) any merger, consolidation or plan of share exchange involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) an Interested Shareholder (as hereinafter defined), or
     (B) with any other corporation, partnership, unincorporated association or other entity if the merger, consolidation or plan of share exchange is caused by the Interested Shareholder and as a result of such merger, consolidation or plan of share exchange subsection (b) of this Article is not applicable to the surviving entity;

          (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately with all other shareholders of the Corporation, to or with the Interested Shareholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;

          (iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to an Interested Shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Shareholder became such;
     (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Shareholder became such; (C) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (D) any issuance or transfer of stock by the Corporation; provided however, that in no case under items (B)-(D) of this subparagraph shall there be an increase in the Interested Shareholder's proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation;

          (iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Shareholder; or

          (v) any receipt by the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subparagraphs (i)-(iv) of this paragraph) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.

          (4) "control," including the terms "controlling," "controlled by" and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this section, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.

          (5) "Interested Shareholder" means any person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of 15% or more of the outstanding voting stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the owner of 15% or more of the outstanding voting stock of the Corporation at any time within the 3-year period immediately prior to the date on which it is sought to be determined whether such person is an Interested Shareholder, and the Affiliates and Associates of such person; provided, however, that the term "Interested Shareholder" shall not include any person whose ownership of shares in excess of the 15% limitation set forth herein is the result of action taken solely by the Corporation; provided that such person shall be an Interested Shareholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an Interested Shareholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of paragraph (8) of this subsection but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (6) "person" means any individual, corporation, partnership, unincorporated association or other entity.

          (7) "stock" means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.

          (8) "voting stock" means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity.

          (9) "owner," including the terms "own" and "owned," when used with respect to any stock, means a person that individually or with or through any of its Affiliates or Associates:

          (i)  beneficially owns such stock, directly or indirectly; or

          (ii) has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person's Affiliates or Associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person's right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more persons; or

          (iii) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subparagraph (ii) of this paragraph), or disposing of such stock with any other person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such stock.

     (b) Notwithstanding any other provisions contained in these Articles, the Corporation shall not engage in any Business Combination with any Interested Shareholder for a period of three (3) years following the time that such shareholder became an Interested Shareholder, unless:

          (1) Prior to such time the Board of Directors of the Corporation approved either the Business Combination or the transaction which resulted in the shareholder becoming an Interested Shareholder;

          (2) Upon consummation of the transaction which resulted in the shareholder becoming an Interested Shareholder, the Interested Shareholder owned at least 85% of the voting stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          (3) At or subsequent to such time the Business Combination is approved by the board of directors and authorized at an annual or special meeting of shareholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the Interested Shareholder.

     (c) The restrictions contained in this Article shall not apply if:

          (1) The Corporation, by action of the shareholders, adopts an amendment to these Articles of Incorporation expressly repealing this Article; provided that, in addition to any other vote required by law, such amendment to the Articles of Incorporation or bylaws must be approved by the affirmative vote of a majority of the shares entitled to vote. An amendment adopted pursuant to this paragraph shall not be effective until 12 months after the adoption of such amendment and shall not apply to any Business Combination between the Corporation and any person who became an Interested Shareholder of the Corporation on or prior to the date of such adoption;

          (2) A shareholder becomes an Interested Shareholder inadvertently and
(i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an Interested Shareholder; and (ii) would not, at any time within the 3-year period immediately prior to a Business Combination between the Corporation and such shareholder, have been an Interested Shareholder but for the inadvertent acquisition of ownership; or

          (3) The Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required under the Colorado Business Corporation Act of a proposed transaction which (i) constitutes one of the transactions described in the 2nd sentence of this paragraph; (ii) is with or by a person who either was not an Interested Shareholder during the previous 3 years or who became an Interested Shareholder with the approval of the Corporation's Board of Directors; and (iii) is approved or not opposed by a majority of the members of the Board of Directors then in office (but not less than 1) who were directors prior to any person becoming an Interested Shareholder during the previous 3 years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger, consolidation or plan of share exchange involving the Corporation (except for a merger in respect of which, pursuant to Section 7-111-104 of the Colorado Business Corporation Act or any successor provision thereto, no vote of the shareholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or (z) a proposed tender or exchange offer for 50% or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than 20 days' notice to all Interested Shareholders prior to the consummation of any of the transactions described in clause (x) or (y) of the 2nd sentence of this paragraph.

     (d) No provision of the Articles of Incorporation or bylaw shall require, for any vote of shareholders required by this section, a greater vote of shareholders than that specified in this section.

                                  ARTICLE XII

     Except as specifically provided otherwise herein, the Corporation may amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Colorado and may add additional provisions authorized by such laws as are then in force. All rights conferred upon the directors or shareholders of the Corporation herein or in any amendment hereof are granted subject to this reservation.


     IN WITNESS WHEREOF, I, the undersigned (who, if a natural person is over the age of 18 years), being the incorporator designated in Article IX of the foregoing Articles of Incorporation, have executed said Articles of Incorporation as of the ______ day of _______________, 19____.


                              --------------------------------
                              Paul Reilly, Incorporator

     The undersigned consents to the appointment as the initial registered agent of Mail-Well Colorado, Inc.


                              --------------------------------
                              Roger Wertheimer

                                                                       EXHIBIT D

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                MAIL-WELL, INC.


     Mail-Well, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the state of Delaware (the "Company"), does hereby certify:

     FIRST:   That the Board of Directors of the Company at a regular meeting of the Board on February 5, 1997, unanimously adopted the following resolution, proposing and declaring advisable and in the best interests of the Company the amendments to the Certificate of Incorporation of the Company set forth in such resolutions, and directed that the same be submitted to a vote of the stockholders of the Company:

          RESOLVED, that the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), be amended by deleting the first sentence of Article IV in its entirety and substituting the following sentence:

          The total number of shares of stock of all classes that the corporation shall have the authority to issue is thirty million twenty-five thousand (30,025,000) shares, of which twenty-five thousand (25,000) shares are to be preferred stock, par value $0.01 per share (the "Preferred Stock"), and thirty million (30,000,000) shares are to be shares of common stock, par value $0.01 per share (the "Common Stock").

     SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Mail-Well, Inc. has caused this Certificate of Amendment to be signed by Roger Wertheimer as Vice President, General Counsel and Secretary this ______ day of ________________, 1997.


                                        MAIL-WELL, INC.


                                        By: _____________________________
                                            Roger Wertheimer
                                            Vice President-
                                            General Counsel and Secretary

REVOCABLE PROXY

                                MAIL-WELL, INC.
                    SOLICITED BY THE BOARD OF DIRECTORS FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1997

        The undersigned holder of common stock of Mail-Well, Inc., a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders dated April 4, 1997, and, revoking any proxy heretofore given, hereby appoints Roger Wertheimer and Paul V. Reilly, and each of them, with full power to each of substitution as attorneys and proxies to appear and vote all shares of common stock of the Company registered in the name(s) of the undersigned and held by the undersigned of record as of April 1, 1997, at the Annual Meeting of Shareholders of the Company to be held at the Brown Palace Hotel, 321 17th Street, Denver, Colorado, on May 7, 1997, at 8:30 a.m., and at any postponements and adjournments thereof, upon the following items as set forth in the Notice of Annual Meeting and to vote according to their discretion on all other matters which may be properly presented for action at the meeting. All properly executed proxies will be voted as indicated.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE FOLLOWING ITEMS:

        (1)  To elect as directors the nominees listed below.

        ____ FOR ALL nominees listed below (except as marked to the contrary).
        ____ WITHHOLD AUTHORITY to vote for all nominees listed below.

Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
             LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

             Gerald F. Mahoney, Robert J. Terry, Frank J. Hevrdejs, Susan O. Rheney, Frank P. Diassi, J. Bruce Duty,
             Jerome W. Pickholz, W. Thomas Stephens

        (2) To ratify the selection of Deloitte & Touche, L.L.P., independent auditors, as auditors of the Company for the year ending December 31, 1997.

             _____ FOR     ______ AGAINST     ______ ABSTAIN

        (3)  To approve the Company's 1996 Directors' Stock Option Plan.

             _____ FOR     ______ AGAINST     ______ ABSTAIN

        (4) To approve the change in the Company's state of incorporation from Delaware to Colorado.

             _____ FOR     ______ AGAINST     ______ ABSTAIN

        (5) To approve an increase in the Company's authorized common stock from 15,000,000 shares to 30,000,000 shares.

             _____ FOR     ______ AGAINST     ______ ABSTAIN

        (6) In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or matters incidental to the conduct of the meeting.

             _____ FOR     ______ AGAINST     ______ ABSTAIN

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

       WITNESS my hand this __________ day of __________________, 1997.

 NAME AND ADDRESS OF                 (Please sign exactly as name appears
COMPANY SHAREHOLDER(S)               hereon. When signing as attorney, executor,
                                     administrator, trustee or guardian, give full title as such. If a corporation, please affix corporate seal. If a partnership, please sign in partnership name by authorized persons. If joint tenants, each joint tenant should sign.)


                                     _______________________________________

                                     _______________________________________
                                     Signature of Shareholder(s)



WHETHER OF NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

I/WE DO ___ DO NOT ___ EXPECT TO ATTEND THIS MEETING.